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                 [LETTERHEAD OF COOLEY GODWARD LLP GOES HERE]

March 2, 2000


Tularik Inc.
Two Corporate Drive
South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Tularik Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission covering an underwritten public offering of up to 6,000,000 shares of common stock, including 4,500,000 shares to be sold by the Company, plus any shares to be sold by the Company upon exercise of the over-allotment option (the "Company Shares") and 1,500,000 shares to be sold by certain selling stockholders, plus any shares to be sold by selling stockholders upon exercise of the over-allotment option (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as "Common Stock."

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.
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[LETTERHEAD OF COOLEY GODWARD LLP GOES HERE]

March 2, 2000
Page Two

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp

By:
     /s/ Suzanne Sawochka Hooper
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     Suzanne Sawochka Hooper